UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2010 (March 17, 2010)

ST. JUDE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-12441	41-1276891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One St. Jude Medical Drive
St. Paul, Minnesota 55117
(Address of principal executive offices, including zip code)

(651) 756-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 17, 2010, St. Jude Medical, Inc. (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee” and, together with the Company, the “Parties”) entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Indenture (the “Indenture”), dated as of July 28, 2009, by and between the Parties. The Indenture was filed as Exhibit 4.1 to the Company’s 8-K filed with the Securities and Exchange Commission on July 28, 2009. The Second Supplemental Indenture relates to the Company’s 2.200% Senior Notes due 2013 (the “Notes”). On March 17, 2010, the Company issued and sold $450 million aggregate principal amount of the Notes in a public offering pursuant to the Company’s Registration Statement on Form S-3 (No. 333-160726) filed with the Securities and Exchange Commission on July 22, 2009. The Second Supplemental Indenture includes the form of the Notes.

The Notes will pay interest semi-annually at a rate of 2.200% per annum until September 15, 2013. The Company intends to use the net proceeds from the sale of the Notes to repay in full the outstanding term loan facility which the Company entered into on December 18, 2008, among the Company, Bank of America N.A, as administrative agent and lender, and the other lenders named therein, as well as for general corporate purposes.

The Second Supplemental Indenture is filed herewith as Exhibit 4.1. The description of the Second Supplemental Indenture herein is qualified by reference thereto.

Item 2.03.   Creation of a Direct Financial Obligation of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
4.1	Second Supplemental Indenture, dated as of March 17, 2010, between the Company and U.S. Bank National Association, as Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

Dated: March 19, 2010	By:	/s/ Pamela S. Krop
		Name:	Pamela S. Krop
		Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	Second Supplemental Indenture, dated as of March 17, 2010, between the Company and U.S. Bank National Association, as Trustee.